UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2011

DERYCZ SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53501 (Commission File Number)	11-3797644 (IRS Employer Identification No.)

1524 Cloverfield Blvd., Suite E Santa Monica, California (Address of principal executive offices)	90404 (Zip Code)

Registrant’s telephone number, including area code: (310) 477-0354

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of A Material Definitive Agreement

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to an agreement by and among Richard McKilligan, Derycz Scientific, Inc. (the “Company”) and Reprints Desk, Inc., a wholly owned subsidiary of the Company (“Reprints”), is hereby incorporated by reference into this Item 1.02 .

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2011, Richard McKilligan resigned as General Counsel of the Company and of Reprints effective December 31, 2011. Mr. McKilligan’s resignation as General Counsel of the Company  terminated the Executive Employment Agreement among Mr. McKilligan, the Company and Reprints dated July 1, 2010 (a copy of which is filed as Exhibit 10.4 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2010 filed with the Securities Exchange Commission (the “SEC”) on September 28, 2010), as amended on November 3, 2011 by the First Amendment to Agreement among the parties (a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2011). As a result of such termination, Mr. McKilligan's unvested stock options to purchase 20,000 shares of common stock of the Company terminated effective December 31, 2011. In addition, Mr. McKilligan will receive a cash severance payment in the amount of $51,667.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERYCZ SCIENTIFIC, INC.

	By:	/s/Peter Derycz
Peter Derycz
Dated: January 6, 2012		Chief Executive Officer